UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)		April 14, 2000

                             Heritage Commerce Corp
             (Exact name of registrant as specified in its charter)

              CA	                     00-23877	              77-0469558
(State of other jurisdiction     (Commission File        (IRS Employer
 of incorporation)	                   Number)          Identification No.)

     150 Almaden Blvd., San Jose, CA 		                 95113
(Address of principal executive offices)		            (Zip Code)

Registrant's telephone number, including area code		(408) 947-6900

                                      None
            (Former name or former address, if changed since last report.)

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Item 5. Other Events.

             HERITAGE COMMERCE CORP REPORTS FINANCIAL RESULTS
                      FOR THE FIRST QUARTER OF 2000

   Heritage Commerce Corp (the "Company") (Nasdaq: HTBK) today reported consolidated earnings of $1,038,000, up 66% or $411,000 from $627,000 for the first quarter of 1999. Earnings per diluted share for the first quarter of 2000 were $0.13, up 44% or $.04 from $0.09 per diluted share for the prior year period.

   The Directors of Heritage Commerce Corp, at their Board Meeting of January 20, 2000, declared a 10% stock dividend payable to Heritage Commerce Corp shareholders of record as of February 7, 2000. The payable date of the dividend was February 21, 2000. All per share data in this report has been adjusted to reflect this dividend.

   For the first quarter of 2000 as compared with the same period of the previous year, net interest income grew by $1,455,000, or 29%; noninterest income was $483,000, compared with $1,224,000 (primarily due to disproportionate gains on sale of securities in 1999); noninterest expense grew by $146,000, or 3%. The Company's net interest margin was 5.99% for the quarter ended March 31, 2000, compared with 6.06% for the quarter ended March 31, 1999.

   Total assets as of March 31, 2000 were $505,605,000, an increase of $147,237,000, or 41%, from March 31, 1999, and an increase of $28,941,000, or
6%, from total assets of $476,664,000 at December 31, 1999. Total deposits as of March 31, 2000 were $448,835,000, an increase of $126,789,000, or 39%, from March 31, 1999, and an increase of $30,295,000, or 7%, from total deposits of $418,540,000 at December 31, 1999.

   Total portfolio loans as of March 31, 2000 were $310,005,000, an increase of $78,731,000, or 34%, compared to March 31, 1999. Total portfolio loans as of December 31, 1999 were $271,855,000. The Company's allowance for loan losses was $5,616,000, or 1.81%, of total loans as of March 31, 2000. This compares with an allowance for loan losses of $4,277,000, or 1.85%, and $5,003,000, or 1.84%, of total loans at March 31, 1999 and December 31, 1999, respectively. The Company's non-performing assets (NPA's) were $1,333,000 as of March 31, 2000. NPA's were $2,269,000 as of March 31, 1999, and $1,396,000 as of December 31, 1999.

   The Company's shareholders' equity at March 31, 2000 stood at $45,548,000, compared with $30,929,000 as of March 31, 1999. Book value per share totaled $6.47 as of March 31, 2000, compared to $5.06 as of March 31, 1999. The Company's leverage capital ratio stood at 9.9% at March 31, 2000. This compared with a leverage ratio of 8.3% at March 31, 1999.

   Heritage Commerce Corp, a bank holding company established February 17, 1998, is the parent company of three financial institutions, Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose, Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with an office in Danville, and Heritage Bank South Valley, a commercial bank headquartered in the city of Morgan Hill.

   The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

   Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2000.

   For further information about the Company's financial performance, contact John Rossell, Chief Executive Officer, at (408) 947-6900 or visit the Company's web site at www.herbank.com.


                      Forward Looking Statement Disclaimer

   This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from
those indicated.   For a discussion of factors which could cause results to
differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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


Condensed Financial Statements
(Dollars in Thousands except Per Share amounts)

                                 At and For the     At and For the
                                    3 Months           3 Months
                                     Ended               Ended
                                 March 31, 2000      March 31, 1999   Percent
                                  (Unaudited)         (Unaudited)     Change
Statement of Income Data
  Net Interest Income	                   6,448 	             4,993 	     29%
  Provision for Loan Losses	               600 	               643 	     -7%
  Noninterest Income	                      483 	             1,224 	    -61%
  Noninterest Expense	                   4,733 	             4,587 	      3%
  Net Income	                            1,038 	               627 	     66%

Per Share Data
  Earnings Per Share
    Basic	                                0.15 	              0.10 	     50%
    Diluted	                              0.13 	              0.09 	     44%
  Book Value Per Common Share	            6.47 	              5.06 	     28%

  Weighted average shares
  used in computing:
    Basic 	                          7,034,615 	         6,112,611 	     15%
    Diluted 	                        7,703,507 	         7,053,638 	      9%

Balance Sheet Data
  Total Assets	                        505,605 	           358,368 	     41%
  Securities, Available-For-Sale	       35,896 	            52,413 	    -32%
  Securities, Held-To-Maturity	         13,823 	            13,867 	      0%
  Loans Held-For-Sale	                  25,960 	            12,306 	    111%
  Loans	                               310,005 	           231,274      	34%
  Allowance For Loan Losses	             5,616 	             4,277      	31%
  Total Deposits	                      448,835 	           322,046      	39%
  Total Shareholders' Equity	           45,548 	            30,929 	     47%
  Unrealized Holding Gain
  (loss) on Securities, Net	              (174)	               225    	-177%

  Nonperforming Loans	                   1,333 	             2,269 	    -41%
  Other Real Estate Owned	                   -   	               -

Selected Financial Ratios
  Net Interest Margin	                     5.99%	             6.06%
  Return on Average Assets	                0.89%	             0.69%
  Return on Average Equity	                9.23%	             8.20%
  Allowance for Loan Losses
  to Nonperforming Loans	                421.31%	           188.49%
  Allowance for Loan Losses
  to Total Loans	                          1.81%	             1.85%
  Leverage Ratio	                          9.85%	             8.32%

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                                  SIGNATURES

    Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 14, 2000                       	HERITAGE COMMERCE CORP

	                                       By:	/s/ Lawrence D. McGovern
                                              		Lawrence D. McGovern
                          		Chief Financial Officer / Executive Vice President

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